SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 15, 2004

WESTECH CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29235	13-3577716

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 306-8222

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Exhibits.
SIGNATURES
EXHIBIT INDEX
1st Amendment to 1st Amended/Restated Stock Option Plan
Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On September 15, 2004, the board of directors of the Company approved an amendment to the Registrant’s First Amended and Restated Stock Option Plan (the “Plan”) to increase the maximum aggregate number of shares available for issuance under the Plan from 400,000 shares to 1,000,000 shares. The board of directors resolutions approving the amendment provide that the approval of the amendment by the Registrant’s stockholders is required in order for options granted under the Plan to receive the favorable tax treatment afforded “incentive stock options” under the Internal Revenue Code of 1986, as amended. The Registrant plans to put this amendment before the Registrant’s stockholders at the next annual meeting of the stockholders of the Registrant.

     On October 15, 2004, the Registrant entered into a purchase agreement with Mr. Charles Mayer, a director of the Registrant, and Seton Securities Group, Inc. (“Seton”), a company controlled by Mr. Mayer, whereby Mr. Mayer and Seton would purchase the assets and operations of the Registrant’s New Jersey branch office by December 31, 2004. In the event the purchase is not completed by December 31, 2004, Mr. Mayer has the option of extending the closing date through June 30, 2005 in exchange for consideration of $10,000 to be paid to the Registrant.

Item 9.01 Exhibits.

     (c) Exhibits

Exhibit No.	Description of Exhibit
10.1	First Amendment to First Amended and Restated Stock Option Plan.

10.2	Purchase Agreement dated October 15, 2004 between Westech Capital Corp., Tejas Securities Group, Inc., Charles H. Mayer and Seton Securities, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTECH CAPITAL CORP. (Registrant)
Dated: November 8, 2004	By:	/s/ JOHN F. GARBER
		Name:	John F. Garber
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	First Amendment to First Amended and Restated Stock Option Plan.

10.2	Purchase Agreement dated October 15, 2004 between Westech Capital Corp., Tejas Securities Group, Inc., Charles H. Mayer and Seton Securities, Inc.